Exhibit 99-4
                                                                    ------------


                               JARDEN CORPORATION
                            555 Theodore Fremd Avenue
                               Rye, New York 10580


                                                          January 9, 2004


Mr. Gino N. Pala
c/o Dixon Ticonderoga Company
195 International Parkway
Heathrow, FL 32746

      Re:   Support Agreement
            -----------------

Dear Gino:

     As you are aware, Jarden Corporation (the "Buyer") has entered into a letter agreement (the "Exclusivity Agreement") with Dixon Ticonderoga Company (the "Company") dated as of even date herewith, pursuant to which, among other things, the Company granted to the Buyer the exclusive right to negotiate with the Company regarding a potential transaction involving the Company. In order to provide you with enhanced financial security and sufficient encouragement to maximize the value of the Company through a Vesting Event (as hereinafter defined), the Buyer believes that it is imperative upon the occurrence of a Vesting Event (as hereinafter defined) to provide you with the financial benefits set forth in this Support Agreement and its Exhibit "A" attached hereto (the "Support Agreement").

     In the event that the Buyer or an affiliate of the Buyer consummates a Transaction (as such term is defined in the Exclusivity Agreement) or the Buyer or an affiliate consummates any tender offer, merger, purchase of substantially all of the assets of the Company, or other form of business combination with the Company (a "Vesting Event"), the Buyer (i) shall cause the Company's or its successors performance and payment of all of the Buyer's and the Company's obligations under and pursuant to the terms and conditions of this Support Agreement and the Employment Agreement executed by you and the Company dated January 1, 1995 (the "Employment Agreement"), including, without limitation, the payment of all compensation and benefits as set forth in Exhibit "A" hereto,
(ii) shall promptly take all actions necessary to enable the Company or its successor to pay and perform all of its obligations under and pursuant to the terms and conditions of this Support Agreement and the Employment Agreement, including, without limitation, contributing sufficient capital to the Company or its successor to enable such payment and performance, and (iii) agrees that neither the Buyer nor any affiliate of the Buyer will take any action that would render the Company or its successor unable to pay and perform its obligations under and pursuant to the terms and conditions of this Support Agreement and the Employment Agreement. The Buyer consents and agrees that it may be sued by you with or without joining the Company and without first or contemporaneously suing the Company. This Support Agreement shall be binding upon the Buyer's and the Company's successors and assigns.

     Promptly after the Vesting Event, the Buyer will cause the Company to acknowledge the Company's obligations to provide you with the benefits set forth in this Support Agreement and its Exhibit "A" attached hereto.

     The parties acknowledge and agree that nothing contained herein shall constitute an agreement, or otherwise create any obligation for the Buyer, to acquire control of the Company.

     Whenever used in this Support Agreement, the term "affiliate" shall mean, in respect to any person or entity, any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

     You shall not be required to mitigate the amount of any payment contemplated by this Support Agreement or the Employment Agreement, nor shall any such payment be reduced by any earnings that you may receive from any other source.

     This Support Agreement and the Employment Agreement constitute the entire agreement, and supersede all prior agreements and understandings, among the parties hereto with respect to the subject matter hereof. This Support Agreement may only be amended in a writing signed by each of the parties hereto. The parties shall agree to execute such additional documents and take such further steps as either party may reasonably request to effectuate the transaction contemplated by this Support Agreement. The validity, interpretation, construction and performance of this Support Agreement shall be governed by the laws of the State of Florida. If any party brings an action to enforce a party's rights under this Support Agreement or the Employment Agreement, the prevailing party in such action shall be entitled to recover from the non-prevailing party payment of all expenses (including reasonable attorneys' fees and costs) incurred by the prevailing party in such action.

     This Support Agreement may be executed in any number of counterparts and via facsimile, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same agreement. This Support Agreement shall be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     In the event that the Vesting Event does not occur on or before December 31, 2004, all terms and provisions of this Support Agreement shall become null, void and without any force or effect.

              [Remainder of this Page Intentionally Left Blank]

     If this letter accurately reflects our agreement, kindly confirm your acceptance by signing this letter in the space provided.

                                    Very truly yours,

                                    JARDEN CORPORATION

                                    By:   /s/ Jim Lillie
                                        --------------------
                                      Name:  Jim Lillie
                                     Title:  President

Accepted and agreed:

 /s/ Gino N. Pala
---------------------------

     Date: January 9, 2004





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                      Exhibit "A" to Pala Support Agreement
                      -------------------------------------


     1. Notwithstanding any terms of the Employment Agreement to the contrary, the parties agree that upon the occurrence of a Vesting Event you will immediately resign from employment with the Company. Immediately upon your resignation, you shall be entitled to the following pay, benefits and entitlements:

     (a) Severance pay in the amount of two years of your annual base salary in effect as of the Vesting Event, to be paid in a lump sum on or before the fifteenth day following the date of your resignation (the "Termination Date"), or in equal semimonthly installments on the fifteenth and last days of each month commencing with the month in which the Termination Date occurs and continuing for six months, at your option. In the event of your death, severance payments shall be tendered by the Company or its successor to Executive's estate as directed by its administrator or executor.

     (b) For three years following the Termination Date, continued enrollment for you and your family in all employee benefit plans and programs in which you and your family were entitled to participate as of the Vesting Event or immediately prior to the Termination Date, whichever is more favorable to you, upon the same terms and conditions as you participated on such date, provided your continued participation is possible under the general terms and provisions of such plans and programs. The continued benefits to which you and your family shall be entitled include but are not limited to health insurance (including matching benefits and coverage for preexisting conditions); 401K matching contributions; country club membership fees, dues and assessments; health club memberships; executive physical examinations (e.g., Mayo Clinic); professional association dues; continuing education fees; and any other benefits you and your family were entitled to receive as of the Vesting Event or immediately prior to the Termination Date, whichever is more favorable to you. In the event of your death, your surviving family members shall continue to receive the foregoing benefits to the maximum extent allowable by law. The Company and the Buyer retain the right to terminate, alter, replace or modify benefits under any plans or policies including those governed by ERISA rules and regulations (as opposed to executive perquisites such as club memberships) on a non-discriminatory basis from time to time, provided that such actions do not materially reduce the value of the aggregate benefits provided to you under such plans or policies (in light of any additional benefits provided to you in connection with such termination, alteration, replacement or modification).